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Covidien Ltd.

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Covidien Ltd. to Hold Special General Meeting of Shareholders

HAMILTON, Bermuda—April 8, 2009 – Covidien Ltd. (NYSE: COV, BSX: COV) today announced that it will hold a special general meeting of shareholders on May 28, 2009 in connection with the proposed reorganization to effectively change the place of incorporation of the company from Bermuda to Ireland. The meeting will convene at 10:00 a.m. ET in the Company’s offices at 15 Hampshire Street, Mansfield, MA.

A definitive proxy statement for the shareholders’ meeting will be filed with the Securities and Exchange Commission (SEC) and is expected to be mailed on or about April 24, 2009 to all shareholders of Covidien Ltd. as of April 17, 2009, the record date for the special shareholders’ meeting. During the meeting, shareholders will vote on the proposals listed in the proxy statement. Additional information on the reorganization, including associated benefits and risks, will be contained in the definitive proxy statement.

Covidien will, upon completion of the Transaction, continue to be subject to SEC reporting requirements, and Covidien’s shares will continue to be listed on the New York Stock Exchange under the symbol “COV.”

This communication is being made in respect of the proposed reorganization. In connection with the reorganization, Covidien intends to file with the SEC a proxy statement and mail the proxy statement to its shareholders. Shareholders are urged to read such proxy statement when it becomes available because it will contain important information. The proxy statement will be, and other documents filed or to be filed by Covidien with the SEC are or will be, available free of charge at the SEC’s web site (www.sec.gov) and at Covidien’s web site (www.covidien.com).

Covidien and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the proposed reorganization. Information about the direct or indirect interests of the participants, by security holdings or otherwise, is available in Covidien’s Annual Report on Form 10-K for the year ended September 26, 2008 and proxy statement for Covidien’s 2009 annual meeting, which were filed on November 21, 2008 and January 22, 2009, respectively, and will be available in the proxy statement to be filed and mailed to shareholders in connection with the reorganization.

ABOUT COVIDIEN

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in four segments: Medical Devices, Imaging Solutions, Pharmaceutical Products and Medical Supplies. With 2008 revenue of nearly $10 billion, Covidien has more than 41,000 employees worldwide in 59 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS: Eric Kraus Senior Vice President Corporate Communications 508-261-8305 eric.kraus@covidien.com	Coleman Lannum, CFA Vice President Investor Relations 508-452-4343 cole.lannum@covidien.com

Bruce Farmer Vice President Public Relations 508-452-4372 bruce.farmer@covidien.com	Brian Nameth Director Investor Relations 508-452-4363 brian.nameth@covidien.com